UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2015

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, the Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (the “Trust”) was expanded to nine members. Alice M. Connell and Laurie M. Shahon were appointed to fill the vacancies on the Board. The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that both Ms. Connell and Ms. Shahon are independent trustees in accordance with the NYSE listing standards and the Trust’s Corporate Governance Guidelines. Ms. Connell has been appointed to the Audit Committee of the Board and Ms. Shahon has been appointed to the Compensation Committee of the Board.

The foregoing is qualified in its entirety by reference to the press release announcing such appointments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: November 6, 2015	By:	/s/ DEBORAH R. CHEEK
Deborah R. Cheek
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 5, 2015